UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Mylan Inc. (the “Company”) was held on May 4, 2012 to (i) elect eleven members of the Board of Directors for one year terms; (ii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; (iii) approve an amended and restated 2003 Long-Term Incentive Plan and re-approve the performance goals set forth therein; (iv) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement; (v) consider a shareholder proposal concerning the Company’s policies on and public disclosure of its political contributions; and (vi) consider a shareholder proposal on the creation of a Company policy that would require that the positions of Chairman and Chief Executive Officer be separated and that the Chairman of the Board of Directors be an independent director, who is not a current or former Company employee.

As of March 23, 2012, the record date for the Annual Meeting, there were 427,971,788 shares of common stock outstanding and entitled to vote. At the Annual Meeting, approximately 352,612,640 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Eleven Directors.

Nominee	For	Withheld
Robert J. Coury	306,193,926	4,979,941
Rodney L. Piatt, C.P.A.	272,344,333	38,829,534
Heather Bresch	306,629,752	4,544,115
Wendy Cameron	272,595,648	38,578,219
Robert J. Cindrich	307,325,398	3,848,469
Neil Dimick, C.P.A.	263,009,958	48,163,908
Douglas J. Leech, C.P.A	305,737,976	5,435,891
Joseph C. Maroon, M.D.	272,870,407	38,303,460
Mark W. Parrish	307,306,580	3,867,287
C.B. Todd	306,180,472	4,993,394
Randall L. Vanderveen, Ph.D.	307,329,767	3,844,100

Proposal No. 2 — To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
348,486,648	3,587,170	538,821	0

Proposal No. 3 — To approve an amended and restated 2003 Long-Term Incentive Plan, including to increase the number of shares available under the Plan by 17,800,000 shares, and to re-approve the performance goals set forth in such plan, in accordance with applicable provisions of the Internal Revenue Code:

For	Against	Abstain	Broker Non-Votes
287,423,241	22,255,280	1,495,348	41,438,771

Proposal No. 4 — To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
147,469,995	160,537,256	3,166,614	41,438,775

Proposal No. 5 — To consider a shareholder proposal concerning the Company’s policies on and public disclosure of its political contributions:

For	Against	Abstain	Broker Non-Votes
103,080,042	193,257,227	14,836,598	41,438,772

Proposal No. 6 — To consider a shareholder proposal on the creation of a Company policy that would require that the positions of Chairman and Chief Executive Officer be separated and that the Chairman of the Board of Directors be an independent director, who is not a current or former Company employee:

For	Against	Abstain	Broker Non-Votes
109,778,829	199,095,016	2,300,023	41,438,772

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: May 4, 2012	By:	/s/ John D. Sheehan
John D. Sheehan Executive Vice President and Chief Financial Officer